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Exhibit 10.1
LanVision Systems, Inc.

Agreement dated December 8, 2004 among Eric S. Lombardo, LanVision Systems, Inc. and LanVision, Inc.*

                                    AGREEMENT

      This Agreement is entered into this 8th day of December, 2004, by and among Eric S. Lombardo ("Executive"), LanVision Systems, Inc. ("LANV") and LanVision, Inc. ("Subsidiary," and together with LANV and their respective subsidiaries, divisions, past and current affiliated companies, and their respective successors and assigns, sometimes hereinafter collectively referred to as "LanVision" or "Company").

      WHEREAS, Executive currently is employed as an executive officer pursuant to the terms of that certain Employment Agreement effective February 1, 2004 by and among Executive, LANV and Subsidiary as attached hereto as Exhibit A ("Employment Agreement"); and

      WHEREAS, Executive has submitted his written resignation to LanVision whereby he has resigned from all positions he currently holds with LanVision, including but not limited to his positions as a director and an executive officer of each of LANV and Subsidiary, effective as of the date hereof; and

      WHEREAS, Executive and LanVision mutually desire that Executive continue to be available to provide consulting services to LanVision and to take other actions as may be necessary or appropriate to effect a smooth transition of Executive's active involvement in the operations of LanVision.

      NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. RESIGNATION; MUTUAL TERMINATION OF EMPLOYMENT AGREEMENT. Executive has submitted his resignation from all positions held by him with LanVision, including but not limited to his positions as a director and Executive Vice President, Sales and Marketing of each of LANV and Subsidiary, and LanVision has accepted such resignation, effective as of the date of this Agreement (the "Effective Date"). Executive and LanVision agree that Executive's resignation as a director, as distinct from his position as an executive officer, is not related to any disagreement between them. Executive and LanVision further agree that as of the Effective Date, Executive's resignation of his employment with LanVision results in the termination of the Employment Agreement upon their mutual agreement, and is not a termination under any of the provisions of
Section 11 of the Employment Agreement. Accordingly, the Employment Agreement shall have no further force or effect except for those provisions that by their terms survive termination and continue in effect, including but not limited to
Section 7 (Confidential Information), Section 8 (Property of Parent and the Company), Section 9 (Non-Competition Agreement) and Section 14 (Acknowledgements). Executive and LanVision agree to abide by all such continuing terms, which terms are incorporated herein by reference.

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2. CONSULTING SERVICES. Executive and LanVision agree that for the time period commencing November 1, 2004 and ending October 31, 2005 (the "Consulting Period"), Executive shall provide consulting services as an independent contractor to LanVision on an as needed basis as may be requested from time to time by LanVision's Board of Directors, Chief Executive Officer or Chief Operating Officer. Such consulting services shall include, without limitation, any assistance that LanVision may request of Executive in transitioning client relationships and in providing information about existing, past and prospective customers of LanVision with whom Executive was involved. Executive and LanVision agree that no minimum or maximum number of times or hours for which Executive may be asked to provide his consulting services has been established. Executive agrees to use his good faith efforts to be available to LanVision when his consulting services are requested and to perform such services conscientiously. LanVision agrees to use its best efforts to provide reasonable advance notice to Executive of the times that his consulting services will be required and to be reasonable as to the frequency and number of hours that Executive will be asked to consult. LanVision further agrees that Executive shall not be required to provide consulting services at any time that would conflict or interfere with Executive's employment by any third party or his efforts in obtaining such new employment.

3. COMPENSATION; EXPENSES; BENEFITS. During the Consulting Period, LanVision will pay Executive in exchange for his consulting services a consulting fee in an aggregate amount of Two Hundred Thousand Dollars ($200,000.00). Such compensation will be paid in twelve monthly installments as follows: for the month of November, 2004, the compensation paid to Executive pursuant to his Employment Agreement for November shall constitute the consulting fee for that month; and for the eleven remaining months of the Consulting Period beginning with a monthly payment on December 15, 2004 and each subsequent payment on the 15th day of each month thereafter, the Company shall pay Executive the consulting fee in the amount of Sixteen Thousand Six Hundred Sixty Six Dollars and Sixty Seven Cents ($16,666.67). As an independent contractor, Executive shall be responsible for and shall pay any and all amounts required to be paid to any federal, state or local government as a result of consulting services performed pursuant to this Agreement, including but not limited to amounts due for income tax, social security, unemployment insurance and workers' compensation. During the Consulting Period, LanVision shall continue to provide Executive with a car allowance in the amount and on the same terms and conditions as currently provided to him and shall reimburse Executive for all travel and out-of-pocket expenses reasonably incurred or paid by Executive in connection with the performance of Executive's consulting services upon compliance with LanVision's procedures for expense reimbursements, including the presentation of expense statements, receipts or such other supporting documentation as LanVision may reasonably require. LanVision shall further provide to Executive through October 31, 2006, at no cost to Executive, continued health care and dental care insurance coverage under LanVision's plans as currently exist, subject to any changes in such plans or replacement plans which may be offered to LanVision's officers from time to time hereafter. In addition, LanVision agrees that: (a) it will reimburse Executive in an amount up to $6,500 for his legal expenses incurred in connection with the preparation, negotiation and execution of this Agreement; (b) it will pay to Executive through the Company's payroll payments on December 15, 2004 an amount equal to the value of all accrued but unused vacation time to which Executive was entitled as of October 31, 2004; and (c) in the event that LanVision elects to extend the non-competition period as set forth in Section 9 of the Employment Agreement from October 31, 2005 to October 31, 2006, then

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LanVision shall provide Executive with written notice of such extension no later than April 30, 2005 and, in consideration thereof, LanVision shall pay to Executive the amount of Two Hundred Thousand Dollars ($200,000.00) in a lump sum payment on or before October 31, 2005.

4. LANVISION PROPERTY. Immediately upon the execution of this Agreement, Executive will cease to use any LanVision credit cards, and will return all LanVision property which Executive has in his possession or control whether at LanVision, at home or elsewhere, including without limitation any and all LanVision records, files, and documents (whether on computer or not), software, keys, cellular/digital telephones, or parking passes. Notwithstanding the foregoing, LanVision agrees that: (a) Executive may keep the photograph in his office relating to LanVision's initial public offering; (b) Executive may purchase his laptop computer and/or desktop computer consistent with LanVision's existing practice of allowing employees to purchase such used items for a nominal price (approximately $50 for each such computer that Executive elects to purchase); and (c) Executive may retain all personal information and all non-technical information contained on such computers, provided, however, that no information retained by Executive shall constitute material, non-public information about LanVision, its products or its services. In order to effect the transfer of files pursuant to the standards in Section 4(c), LanVision personnel will remove all information from the computers desired to be purchased by Executive and will transfer the information to be retained by Executive onto a disk, which disk will be provided to Executive, Executive shall be permitted to observe and participate in this file transfer procedure, and both Executive and LanVision agree to cooperate with each other in good faith to accomplish the orderly transfer of such information.

5. PIGGYBACK REGISTRATION RIGHTS.

      5.1. Right to Piggyback. At any time during the Consulting Period, if LanVision proposes to register any LANV common stock for sale pursuant to a registration statement filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Act"), including any registration statement filed by LanVision upon the exercise by Blue Chip Capital Fund Limited Partnership ("Blue Chip") of its demand registration right pursuant to that certain Stock Purchase and Shareholder Agreement dated as of December 1, 1994, as amended February 8, 1996 (the "Blue Chip Agreement"), then LanVision promptly will give written notice to Executive of such intention. Upon the written request of Executive given with 20 calendar days after such notice is given (the "Piggyback Notice"), LanVision shall use its best efforts to cause up to 100,000 shares of LANV common stock owned by Executive (or such lesser number of shares as may be requested by Executive or as permitted to be registered by Executive pursuant to Section 5.2 hereof) to be included under the proposed registration statement. The right of Executive to exercise his piggyback registration rights under this Section 5.1 shall continue beyond the end of the Consulting Period with respect to any proposed registration by LanVision initiated prior to October 31, 2005. Notwithstanding the foregoing, LanVision shall not be required to offer piggyback registration rights to Executive in connection with a registration of LANV common stock on Form S-4 relating to any merger or similar transaction for which such form of registration statement is permitted nor on Form S-8 relating to any employee benefit or incentive plans offered by LanVision for its employees.

      5.2. Coordination with Blue Chip Registration Rights. Executive acknowledges and agrees that LanVision previously has granted similar piggyback registration rights to Blue Chip

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pursuant to the Blue Chip Agreement. Executive hereby agrees that his right to exercise piggyback registration rights pursuant to Section 5.1 above shall arise only with respect to any proposed registration by LanVision in which Blue Chip elects to exercise either its demand registration right or its piggyback registration rights. In the event that Blue Chip does exercise its registration rights and thereafter, in the case of an underwritten registration, the managing underwriters advise LanVision in writing that in their opinion, the number of shares of common stock requested to be included in such registration by all selling shareholders (including but not limited to Blue Chip and Executive) exceeds the number which can be sold in an orderly manner within a price range acceptable to LanVision, then (a) in the case of Blue Chip exercising its piggyback registration rights, LanVision will include in such registration (i) first, all the securities LanVision proposes to sell, (ii) second, all the shares of common stock requested to be included in such registration by Blue Chip and Executive, pro rata among them on the basis of the number of shares requested for inclusion in such registration by each of them and the total number of shares which each of them could have requested for inclusion in the registration (currently, 746,000 shares for Blue Chip and 100,000 shares for Executive), and (iii) third, any other shares of common stock requested to be included in such registration by shareholders to whom LanVision may make such opportunity available in its sole discretion, pro rata among the holders of such other shares on the basis of the number of securities requested for inclusion in such registration by each such holder; or (b) in the case of Blue Chip exercising its demand registration right, LanVision will include in such registration (i) first, all the securities Blue Chip proposes to sell, (ii) second, all the shares of common stock requested to be included in such registration by Executive, up to 100,000 shares, (iii) third, all of the securities that LanVision proposes to sell, and (iv) fourth, any other shares of common stock requested to be included in such registration by shareholders to whom LanVision may make such opportunity available in its sole discretion, pro rata among the holders of such other shares on the basis of the number of securities requested for inclusion in such registration by each such holder.

      5.3. Withdrawal of Registration Statement; Delay or Postponement of Effectiveness. If, at any time after the Piggyback Notice and prior to the effective date of the registration statement filed in connection with such registration, LanVision shall determine for any reason not to register common stock in connection with such registration statement, LanVision may, in its sole discretion, give written notice of such determination to Executive and thereupon LanVision shall be relieved of its obligation to register any of Executive's shares in connection with such registration. LanVision further may delay or postpone seeking the effectiveness of the registration statement in its sole discretion.

      5.4. Registration Procedures. Subject to the other provisions of this
Section 5 including without limitation the provisions of Section 5.3, whenever Executive has requested that any of his shares be registered in connection with a piggyback registration pursuant to this Agreement, LanVision will use reasonable efforts to effect the registration and facilitate the sale and distribution of all such shares specified in such registration request, subject to any reduction required pursuant to Sections 5.1 or 5.2 (the "eligible shares") in accordance with the intended method of disposition thereof and pursuant thereto LanVision will as expeditiously as possible:

            (a) prepare and file with the SEC a registration statement which includes the Executive's eligible shares and use reasonable efforts to cause such registration statement to become effective and to comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith;

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            (b) prepare and file with the SEC such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement continuously effective for the period required by the intended method of disposition, and comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement, provided, however, that LanVision shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Act;

            (c) furnish to Executive, without charge, such number of copies of such registration statement, each amendment, post-effective amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as Executive may reasonably request in order to facilitate the disposition of the eligible shares owned by him;

            (d) use reasonable efforts to register or qualify Executive's eligible shares under such other securities or blue sky laws of such jurisdictions as Executive reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Executive to consummate the disposition in such jurisdictions of the eligible shares (provided that LanVision will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service of process in any such jurisdiction (unless LanVision is subject to service in such jurisdiction and except as may be required by the Act), or (iv) qualify such eligible shares in a given jurisdiction where expressions of investment intent are not sufficient in such jurisdiction to reasonably justify the expense of qualification in that jurisdiction or where such qualification would require LanVision to register as a broker or dealer in such jurisdiction);

            (e) promptly notify Executive, at any time when a prospectus relating to the eligible shares is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading;

            (f) cause all such eligible shares to be listed on each securities exchange on which LANV common stock is then listed and to be qualified for trading on each system on which similar securities issued by LANV are from time to time qualified; and

            (g) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any shares of common stock included in such registration statement for sale in any jurisdiction, LanVision will promptly notify Executive and use reasonable efforts to promptly obtain the withdrawal of such order.

      Executive agrees that, upon receipt of any notice from LanVision of the happening of any event of the kind described in paragraphs 5.4(e) or (g) hereof, he will forthwith discontinue disposition of his eligible shares until his receipt of copies of an appropriate supplement or

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amendment to the prospectus under paragraph 5.4(e) or until the withdrawal of such order under paragraph 5.4(g). Executive further agrees that he will cooperate with LanVision, Blue Chip and the managing underwriter to facilitate the timely preparation and delivery of certificates representing the eligible shares to be sold, and along with Blue Chip, enter into such agreements (including underwriting agreements and lock up agreements) with the managing underwriter of such offering as such managing underwriter may request.

      5.5. Participation in Registrations. Executive agrees that he may not participate in any registration hereunder which is underwritten unless he: (a) agrees to sell his eligible shares on the basis provided in any underwriting arrangements approved by LanVision and Blue Chip; (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents as may be reasonably requested by LanVision, Blue Chip or the managing underwriters of the offering or as required under the terms of such underwriting arrangements, provided that Executive shall not be required to make any representations or warranties to LanVision, Blue Chip or the underwriters other than representations and warranties regarding Executive and Executive's intended method of distribution. Executive further agrees that, in connection with any registration of eligible shares, he will provide such information to LanVision as is requested by LanVision and is necessary and/or desirable to ensure full compliance by LanVision with federal and state securities laws and that Executive will have no right to withdraw any of his eligible shares included in such offering subsequent to the distribution of any preliminary prospectus by LanVision and/or the managing underwriter of such offering absent the written approval by LanVision, which approval may be withheld in LanVision's sole discretion.

      5.6. Registration Expenses. All expenses incurred by LanVision in complying with this Section 5, including without limitation all registration and filing fees, printing expenses, expenses of complying with securities or blue sky laws, fees and disbursements of counsel for LanVision and counsel for any underwriters of the offering and any accountant's fees and expenses incident to or required by any such registration, will be borne by LanVision to the maximum extent permitted by law. Executive agrees that he will bear his own legal fees and expenses and all underwriting fees, commissions, discounts and expenses applicable to the shares sold by him.

      5.7. Indemnification.

            (a) LanVision agrees to indemnify, to the extent permitted by law, Executive against all losses, claims, damages, liabilities and reasonable expenses, including any of the foregoing, and reasonable fees and expenses of counsel, incurred in investigating, preparing or defending against, and aggregate amounts paid in settlement of, any litigation, action, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, based upon, caused by or arising out of any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto required to be filed or prepared hereunder on behalf of Executive or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to LanVision by Executive (or on behalf of Executive) expressly for use therein.

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            (b) In connection with any registration statement in which Executive is participating, Executive will furnish to LanVision in writing such information relating to him as LanVision reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify LanVision, its directors, stockholders, employees and officers and each person who controls (within the meaning of the Act) LanVision against any losses, claims, damages, liabilities and reasonable expenses as incurred, including any of the foregoing, and reasonable fees and expenses of counsel incurred in investigating, preparing or defending against, and aggregate amounts paid in settlement of, any litigation, action, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever, based upon, caused by or arising out of any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by Executive expressly for such purpose.

            (c) Any person entitled to indemnification hereunder will (i) give reasonably prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

            (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, manager, agent or controlling person of such indemnified party and will survive the transfer of securities. LanVision also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event LanVision's indemnification is unavailable for any reason. Such right to contribution shall be in such proportion as is appropriate to reflect the relative fault of LanVision on the one hand and Executive on the other (in such proportions that Executive is severally, not jointly, responsible for the balance), in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such action.

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      The parties hereto agree that it would not be just or equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediate preceding paragraph, provided, however, that in no event shall the aggregate liability, if any, of Executive pursuant to this Section 5.7 exceed the net proceeds from his sale of eligible shares. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

      5.8. Selection of Underwriters. In the case of an underwritten registration, LanVision will have the sole right to select the investment banker(s) and manager(s) to underwrite the offering notwithstanding Executive's exercise of his right to request a piggyback registration pursuant to this
Section 5.

6. LIMITATION ON SALE OF SHARES. Commencing upon the execution of this Agreement and terminating upon the close of trading of the common stock of LANV on October 31, 2005 (the "Lock-Up" Period), Executive hereby agrees that he will not offer to sell, contract to sell, or otherwise sell, dispose of, loan or grant any rights to do any such actions (collectively, a "Disposition") with respect to any shares of LANV common stock now owned or hereafter acquired directly or indirectly by Executive or with respect to which Executive has or hereafter acquires the power of disposition, otherwise than (a) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (b) with respect to purchases of common stock acquired in the public securities markets after the date hereof, (c) with the prior written consent of LanVision upon the approval of the board of directors of LANV, (d) in connection with the exercise by Executive of piggyback registration rights under
Section 5 of this Agreement, or (e) the sale by Executive of up to 30,000 shares of LANV common stock during the period commencing on May 1, 2005 through the end of the Lock-Up Period.

      The foregoing restrictions have been expressly agreed to preclude Executive from engaging in any transaction which is designed to or reasonably expected to lead to or result in a Disposition of shares of common stock during the Lock-up Period, even if such shares would be disposed of by someone other than such holder. Such prohibited transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any shares. Executive also agrees and consents to the entry of stop transfer instructions with LanVision's transfer agent and registrar against the transfer of shares of common stock held by Executive except in compliance with this Section 6.

7. REPORTS OF SECURITIES TRANSACTIONS. Executive and LanVision agree that notwithstanding Executive's resignation hereunder from all positions held by Executive with LanVision, Executive shall continue to be a Section 16 reporting person for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder until such time as Executive would own less than 10% of the outstanding shares of common stock of LANV. Accordingly, Executive agrees to timely file with the SEC and with LanVision's chief financial officer the reports required pursuant to Section 16 of the Exchange Act of any and all transactions involving shares of LANV common stock in which Executive has a pecuniary interest. Moreover, during the Lock-Up Period

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Executive further agrees to notify LanVision of any intention on the part of
Executive to sell or otherwise trade in shares of LanVision Systems common stock prior to engaging in such transaction, which notification may include, but not be limited to, providing LanVision's chief financial officer with a copy of any and all Form 144's filed by Executive with the SEC to the extent that Executive may be deemed an affiliate of LanVision for purposes of Rule 144 under the Act.

8. NO INSIDER STATUS. Executive and LanVision agree that effective upon the execution of this Agreement, Executive will no longer be privy to material, non-public information regarding LanVision. Accordingly, LanVision agrees that Executive hereafter shall not be subject to the LanVision policy on insider trading, provided, however, that to the extent that Executive may from time to time acquire knowledge of material, non-public information regarding LanVision, Executive acknowledges and agrees that he may not trade based upon such information and must comply with all applicable laws prohibiting insider trading. LanVision further agrees that it will not intentionally provide material, non-public information to Executive except in connection with such events, actions or circumstances that would require shareholder approval and LanVision has made a good faith determination that it is necessary and appropriate to disclose such information to Executive given his then current ownership of shares of LANV common stock, and that LanVision will use its best efforts to prevent any inadvertent disclosures of material, non-public information to Executive.

9. MUTUAL RELEASE. In consideration of the payments and benefits set forth in this Agreement, such payments and benefits being good and valuable consideration:

      9.1 Release by Executive. Subject to Sections 9.2 and 9.5, Executive, and on behalf of Executive's heirs, administrators, executors, successors, assigns and personal representatives, covenants not to sue and hereby fully and forever releases, acquits and discharges LanVision, its shareholders, directors, officers, employees, agents, representatives, insurance carriers, and their successors and assigns (collectively the "Releasees"), from any and all claims, demands, actions and causes of action of every kind, nature or description (collectively "claims") that Executive may have had, may now have, or may hereafter have against Releasees, including without limitation any and all claims in any way related to or based upon Executive's employment with and/or the cessation of Executive's employment with LanVision, including without limitation any claims for breach of contract, implied contract, promissory estoppel, tortious conduct or claims arising under any federal or state statute or law or local ordinance, including but not limited to: the Age Discrimination in Employment Act as amended ("ADEA"); Older Workers' Benefit Protection Act ("OWBPA"); Americans with Disabilities Act ("ADA") as amended; the Family and Medical Leave Act ("FMLA"); Title VII of the Civil Rights Act of 1964; the Civil Rights Acts of 1991; the Employee Retirement Income Security Act ("ERISA"); 42 U.S.C. Section 1981; 29 U.S.C. Section 206(d)(1); Section 503 and 504 of the Rehabilitation Disabilities Act; the WARN Act; Ohio's fair employment practices statutes; any other federal, state or local law dealing with employment discrimination; and any federal or state "Whistleblower" law, existing as of the date of this Agreement. Provided, however, that if LanVision were to breach this Agreement, this release would not bar an action by Executive against LanVision to enforce its term(s). In addition, this Section 9.1 shall not affect adversely any claims arising out of any social security, workers' compensation or unemployment laws, or under the terms of any employee pension or welfare or benefit plans or programs of LanVision, which may be payable now or in the future to Executive.

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      9.2. Acknowledgements by Executive. Executive specifically acknowledges and agrees that: (a) Executive is waiving claims under the foregoing laws, including specifically the ADEA and the OWBPA; (b) this waiver of any rights or claims is knowing and voluntary; (c) this Agreement is written in a manner that Executive understands; (d) LanVision has hereby advised Executive to consult with an attorney before executing this Agreement and that Executive has so consulted; (e) the waiver of rights under Section 9.1 does not waive rights or claims arising after the date of this Agreement; (f) Executive has been given a period of 21 days within which to consider this Agreement; (g) for a period of seven days following Executive's execution of this Agreement, Executive may revoke this Agreement and this Agreement will not become enforceable or effective until the revocation period expires; and (h) the waiver of rights in
Section 9.1 is in exchange for consideration in addition to anything of value to which Executive was already entitled to receive.

      9.3. Release by LanVision. LanVision, on behalf of itself, its successors and assigns, covenants not to sue and hereby fully and forever releases, acquits and discharges Executive and his successors and assigns, from any and all claims, demands, actions and causes of action of every kind, nature or description (collectively "claims") that LanVision may have had, may now have, or may hereafter have against Executive, including without limitation any and all claims in any way related to or based upon Executive's employment with and/or the cessation of Executive's employment with LanVision, including without limitation any claims for breach of contract, implied contract, promissory estoppel, tortious conduct or claims arising under any federal or state statute or law or local ordinance, existing as of the date of this Agreement. Provided, however, that if Executive were to breach this Agreement, this release would not bar an action by LanVision against Executive to enforce its term(s).

      9.4. Unknown Claims. This Agreement covers both claims that Executive and/or LanVision know about and those that Executive and/or LanVision may not know about. The parties hereto expressly waive all rights afforded by any statute that limits the effect of a release with respect to unknown claims. Each of Executive and LanVision understand the significance of its respective release of unknown claims and the waiver of statutory protection against a release of unknown claims.

      9.5. Future Claims Related to Shareholder Status. Notwithstanding any provision of this Section 9 that may be construed to the contrary, Executive and LanVision agree that neither Executive nor LanVision waive or release the other party hereto from any claim that may arise based on events occurring after the Effective Date and that are based upon Executive's status as a shareholder of LanVision.

      10. DISCLOSURES; STATEMENTS. Executive acknowledges and agrees that LanVision is required by federal securities laws and regulations to promptly and publicly disclose Executive's resignation as a director and executive officer of LanVision through both a press release and filing of a Form 8-K, which announcement and filing shall be mutually and reasonably satisfactory to both parties and which fully complies with the disclosure requirements of the Exchange Act. Executive further acknowledges and agrees that LanVision will be required to file a copy of this Agreement with the SEC, and from time to time hereafter to make disclosures regarding Executive in LanVision's annual proxy statement and as may be required from time to time in other filings by LanVision pursuant to the Act or the Exchange Act. Both LanVision and Executive agree not to intentionally make any future statements, in public and in private, regarding Executive's resignation as a director of LanVision that would be materially

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inconsistent with the public disclosures made by LanVision in such press release and Form 8-K, unless otherwise agreed in writing by LanVision and Executive, and further agree to use their respective best efforts to prevent any inadvertent future public or private statements that would be materially inconsistent with such public disclosures.

      Neither LanVision nor Executive shall make any negative statements concerning, or take any action that disparages or derogates the other party. Executive further agrees not to disparage or derogate any of LanVision's operations, products, services, reputation, financial status, directors, officers, employees or other Releasees, or otherwise damage or interfere with any of LanVision's business relationships.

11. FUTURE EMPLOYMENT OR DIRECTORSHIP. Executive agrees that should he seek in the future re-employment with LanVision, that LanVision shall have no obligation whatsoever to rehire Executive. Similarly, if Executive seeks to be nominated for election as a director of LANV, neither LanVision nor the Board of Directors of LANV shall have any obligation to so nominate Executive, provided, however, that upon the request of Executive, the Board of Directors will consider the potential candidacy of Executive in connection with its then existing policies and procedures for consideration of new board members. Executive agrees that if he does apply for such employment and is not hired or seeks a position on the LANV Board of Directors and is not nominated, Executive will not bring a claim against LanVision or any of its Releasees for refusal to so hire or nominate.

12. NO ADMISSION. The parties agree that nothing contained in this Agreement, or the offering of this Agreement, is to be considered or in any way construed as an admission by Executive, LanVision or any Releasee of wrongdoing, of liability or of a violation of any applicable law, contract provision or any rule or regulation. The parties hereto expressly deny any such wrongdoing, liability or violation.

13. NO RELIANCE. Executive and LanVision agree that he or it, respectively, has not relied on any representations or inducements in entering into this Agreement, other than as specifically stated herein.

14. REMEDIES; DISPUTE RESOLUTION. (a) Executive and LanVision recognize that a material breach of any of the covenants or agreements set forth in this Agreement (including without limitation the provisions of Section 7, 8 and 9 of the Employment Agreement incorporated into this Agreement) will cause irreparable harm to the other party and that actual damages may be difficult to ascertain and in any event may be inadequate. Accordingly, each party agrees that in the event of such breach, the other party hereto shall be entitled to injunctive relief in addition to such other legal or equitable remedies as may be available and the other party, at his or its option, may seek to enforce his or its remedies through any court of competent jurisdiction. Executive also agrees that if Executive materially breaches this Agreement, other than for a breach of Section 2 hereof, LanVision may immediately terminate any payments or other obligations remaining due to Executive under this Agreement, provided that Executive may contest such termination in accordance with the arbitration procedures set forth in Section 14(b) below, and provided, further, that all of the other provisions of this Agreement shall remain in full force and effect according to their terms notwithstanding any such termination of payments or other obligations or submission of any dispute to arbitration.

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

      (b) Except as set forth in Section 14(a) above and in Section 14 of the Employment Agreement (with respect to Sections 7, 8 and 9 of the Employment Agreement), any and all disputes arising out of or in connection with the execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration clause), shall be submitted to and resolved by arbitration. The arbitration shall be conducted pursuant to the terms of the Federal Arbitration Act and the Commercial Arbitration Rules of the American Arbitration Association. Either party may notify the other party at any time of the existence of an arbitrable controversy by certified mail and shall attempt in good faith to resolve their differences within fifteen days after the receipt of such notice. If the dispute cannot be resolved within the fifteen-day period, either party may file a written demand for arbitration with the American Arbitration Association. The place of arbitration shall be Cincinnati, Ohio. Each party shall pay his or its own expenses, including legal fees, in connection with any dispute arising under this Agreement.

15. AMENDMENT. This Agreement cannot be amended or modified in except by mutual written agreement of the parties.

16. SEVERABILITY. If any provision, or portion thereof, of this Agreement is held invalid or unenforceable under applicable statute or rule of law, only that provision or portion shall be deemed omitted from this Agreement, and only to the extent to which it is held invalid, and the remainder of this Agreement shall remain in full force and effect.

17. GOVERNING LAW; JURISDICTION. All disputes arising from this Agreement and otherwise between Executive and LanVision shall be governed by the laws of the State of Ohio, excluding its conflict of laws provisions. The exclusive jurisdiction and venue for any dispute between the parties arising from this Agreement or otherwise shall be in Hamilton County, Ohio.

18. COMPLETE AGREEMENT. This Agreement represents the complete agreement between Executive and LanVision and supersedes all previous agreements between Executive and LanVision, provided, however that the Employment Agreement shall remain in full force and effect with respect to those portions of the Employment Agreement that survive the termination of Executive's employment as set forth in Section 1 of this Agreement, and provided, further, that the Indemnification Agreement dated as of January 15, 1997 by and between LanVision and Executive shall also remain in full force and effect in its entirety. It is further understood and acknowledged that the terms of this Agreement are contractual and not a mere recital and that there are no agreements, understandings or representations made by Executive or LanVision, its directors, officers, employees, agents, or representatives, except as expressly stated herein.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    LANVISION SYSTEMS, INC.

/s/ Melissa J. Vincent              By: /s/ Paul W. Bridge, Jr.
-------------------------               -----------------------
Witness                             Paul W. Bridge, Jr., Chief Financial Officer

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

                                    LANVISION, INC.

/s/ Melissa J. Vincent              By: /s/ Paul W. Bridge, Jr.
---------------------------             -----------------------
Witness                             Paul W. Bridge, Jr., Chief Financial Officer

                                    EXECUTIVE

/s/ M. Lauren Lombardo              /s/ Eric S. Lombardo
---------------------------         --------------------
Witness                             Eric S. Lombardo

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